INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated
  March 15, 1999,in the Registration Statement and related
  Prospectus of The Municipal Bond Fund, Series 41.
  /s/ ERNST & YOUNG LLP
  New York, New York
  March 25, 1999